Exhibit 99.1

Contacts:

Investors

Richard Szymanski

Morgans Hotel Group Co.

212.277.4188

Media

Daniel Gagnier/

Nathaniel Garnick

Sard Verbinnen & Co

212.687.8080

MORGANS HOTEL GROUP REPORTS FIRST QUARTER 2014 RESULTS

NEW YORK, NY – May 8, 2014 – Morgans Hotel Group Co. (NASDAQ: MHGC) (the “Company”) today reported financial results for the quarter ended March 31, 2014.

Highlights

•	Adjusted EBITDA was $8.2 million in the first quarter of 2014, a 10% increase over the same period in 2013. Delano South Beach generated strong operating results with EBITDA increasing by 11.8%.

•	Revenue per available room (“RevPAR”) for System-Wide Comparable Hotels increased by 2.5% on a year-over-year basis during the first quarter of 2014 despite the adverse impact of the extreme cold weather in New York and the shift of Easter to the second quarter of 2014 versus the first quarter in 2013.

•	In February 2014, the Company refinanced its $180 million mortgage loan secured by Hudson in New York and its $100 million revolving credit facility secured by Delano South Beach, replacing these obligations with nonrecourse mortgage and mezzanine loans in the aggregate principal amount of $450 million due February 9, 2016, with three, one-year extension options, subject to certain conditions (collectively, the “Hudson/Delano 2014 Loan”).

•	On February 28, 2014, the Company repurchased $88.0 million of its outstanding 2.375% senior subordinated convertible notes (“Convertible Notes”) at par value plus accrued interest. As a result, the outstanding balance of Convertible Notes, as of March 31, 2014, was $84.5 million.

•	On March 10, 2014, the Company implemented a plan to reduce its corporate workforce. The Company anticipates achieving annualized savings of approximately $10.0 million, which include corporate expenses and expenses allocated to its owned, joint venture and managed hotels based on 2013 incurred costs and targeted compensation levels.

•	On May 1, 2014, the Company implemented a property-level restructuring at its owned, joint venture and managed hotels. As a result, the Company anticipates achieving additional annualized savings of approximately $9.0 million at its owned, joint venture and managed hotels, of which approximately $4.5 million relates to the Company’s owned hotels, based on 2013 incurred costs and targeted compensation levels.

First Quarter 2014 Operating Results

Adjusted EBITDA for the first quarter of 2014 was $8.2 million as compared to $7.5 million for the same period in 2013. Delano South Beach generated strong operating results with EBITDA increasing by 11.8%.

RevPAR at System-Wide Comparable Hotels, all of which are located in the United States, increased by 2.5% in the first quarter of 2014 from the comparable period in 2013 driven by a 1.7% increase in occupancy and 0.7% increase in average daily rate (“ADR”).

RevPAR from System-Wide Comparable Hotels in New York decreased 1.1% in the first quarter of 2014 over the same period in 2013, with a decrease in ADR of 2.0%. These declines were impacted by weaker than normal demand during a typically slow first quarter due to the severe winter in New York and the shift of Easter to the second quarter in 2014 versus the first quarter in 2013. RevPAR and room revenues at Hudson were flat in the first quarter of 2014 as compared to the same period in 2013.

RevPAR from System-Wide Comparable Hotels in Miami increased 2.2% in the first quarter of 2014 as compared to the same period in 2013. This increase was led by Delano South Beach, which experienced a RevPAR increase of 4.4% as a result of a 10.0% increase in occupancy, despite Miami’s results also being adversely affected by the timing of Easter, which is typically a high demand period.

The Company’s System-Wide Comparable Hotels on the West Coast generated 10.7% RevPAR growth in the first quarter of 2014 as compared to the same period in 2013, led by Clift, where RevPAR increased by 11.1%.

The Company’s managed hotels in London, Sanderson and St Martins Lane are non-comparable due to a major room renovation that began in the first quarter of 2014 resulting in a decrease in RevPAR of approximately 23.0% in average dollars due to rooms being out of service in the first quarter of 2014.

Food and beverage revenue increased by $2.7 million, or 14.0%, due to a $3.9 million increase at the three food and beverage restaurant leases at Mandalay Bay in Las Vegas that opened during 2013 and were all fully operational in the first quarter of 2014. Additionally, food and beverage revenues increased $1.2 million at Hudson, largely attributable to the continued success of the new food and beverage venues, Hudson Common, which opened in February 2013, and the new bar, Henry, which opened in September 2013. Offsetting these increases was a decrease of $2.4 million related to the transfer of the food and beverage venues at St Martins Lane in London to the hotel owner effective January 1, 2014.

Corporate expenses, excluding stock compensation expense, decreased by $0.5 million, or 7.2%, during the first quarter of 2014 as compared to the same period in 2013, primarily due to the corporate workforce reduction in March 2014, lower travel expenses and the elimination of board fees paid to the Company’s Board of Directors.

Restructuring and disposal costs increased by $6.3 million to $7.2 million for the three months ended March 31, 2014 compared to the three months ended March 31, 2013. This increase was primarily due to severance and related costs incurred during the first quarter of 2014 as a result of the March 10, 2014 plan of termination (the “Plan”). As a result of the Plan, the Company recorded a charge of approximately $7.1 million in the first quarter of 2014 related to the cost of the cash portion of one-time termination benefits, of which $2.8 million was paid in March 2014, and the Company anticipates paying the remaining $4.3 million in the second and third quarters of 2014. The Company also recorded a charge of approximately $1.8 million of non-cash stock compensation expense relating to the severance of former executives.

Interest expense increased by $4.7 million, or 41.7%, during the first quarter of 2014 as compared to the same period in 2013, primarily due to a $2.2 million exit fee related to the repayment of the prior Hudson mortgage loan in February 2014 as well as the Hudson/Delano 2014 Loan, discussed below, which resulted in a larger debt balance outstanding during the first quarter of 2014 as compared the first quarter of 2013.

The Company recorded a net loss of $28.5 million for the first quarter of 2014 compared to a net loss of $14.3 million for the first quarter of 2013 due to increased restructuring costs and interest expense, as discussed above.

Balance Sheet and Liquidity

The Company’s total consolidated debt at March 31, 2014, excluding the Clift lease, was $615.4 million.

At March 31, 2014, the Company had approximately $129.1 million in cash and cash equivalents.

In February 2014, the Company refinanced its $180 million mortgage loan secured by Hudson in New York, which was due February 9, 2014, and its $100 million revolving credit facility secured by Delano South Beach, which was due July 28, 2014, replacing these obligations with the Hudson/Delano 2014 Loan. The Hudson/Delano 2014 Loan is secured by mortgages encumbering Hudson and Delano South Beach and pledges of equity interests in certain subsidiaries of the Company. The Hudson/Delano 2014 Loan matures on February 9, 2016, with three, one-year extension options, subject to certain conditions.

The net proceeds from the new Hudson/Delano 2014 Loan were applied to (1) repay $180 million of outstanding mortgage debt under the prior Hudson loan, (2) repay $37 million of indebtedness outstanding under the Company’s revolving credit facility secured by Delano South Beach, (3) provide cash collateral for reimbursement obligations with respect to a $10 million letter of credit under the revolving credit facility, and (4) fund reserves required under the new Hudson and Delano South Beach mortgage loans, with the remainder available for general corporate purposes and working capital, which may include the repayment of other indebtedness, including the Company’s outstanding Convertible Notes and $18.9 million face value promissory notes outstanding related to the Company’s acquisition of The Light Group, subject to certain minimum unencumbered asset requirements.

On February 28, 2014, the Company entered into a Note Repurchase Agreement with affiliates of the Yucaipa Companies LLC (“Yucaipa”), pursuant to which the Company repurchased the $88.0 million of Convertible Notes owned by Yucaipa for an amount equal to their principal balance plus accrued interest. The Company used cash on hand, including proceeds from the new Hudson/Delano 2014 Loan, for this repurchase. Following the closing, these Convertible Notes were retired and as a result, the principal amount of the outstanding Convertible Notes as of March 31, 2014 was $84.5 million.

The Company believes it has sufficient cash to meet its scheduled near-term debt maturities consisting, as of March 31, 2014, of obligations due on the $84.5 million outstanding Convertible Notes, scheduled development commitments, operating expenses and other expenditures directly associated with our properties.

As of March 31, 2014, the Company had $378.0 million of remaining Federal tax net operating loss carryforwards to offset future income, including gains on future asset sales. The Company believes it has significant value available to it in Delano South Beach and Hudson.

Development

The Company currently has agreements to manage hotels that are financed and under construction, including a Mondrian project in London, a Mondrian project in Doha, Qatar, and a Delano project in Moscow.

Additionally, the Company has a license agreement with MGM Resorts International (“MGM”) for a Delano in Las Vegas following a renovation and conversion of MGM’s THEhotel, which is scheduled to open in the fall of 2014, and a franchise agreement for a Morgans Original in Istanbul, Turkey.

The Company also has agreements to manage three other hotels that are in earlier stages of development, or for which financing has not yet been obtained.

Recent Development

On May 1, 2014, the Company implemented a restructuring at its owned, joint venture and managed hotels. As a result, the Company anticipates achieving annualized savings of approximately $9.0 million at its owned, joint venture and managed hotels, of which approximately $4.5 million relates to the Company’s owned hotels, all of which are based on 2013 incurred costs and targeted compensation levels. In the second quarter of 2014, the hotel properties are expected to accrue a combined total of approximately $0.6 million in severance and related payments, of which approximately $0.3 million relates to the Company’s owned hotels.

Definitions

“Adjusted EBITDA” means adjusted earnings before interest, taxes, depreciation and amortization as further defined below, as adjusted for certain items as described below in “Non-GAAP Financial Measures.”

“EBITDA” means earnings before interest, income taxes, depreciation and amortization, as further defined below.

“Owned Hotels” includes Hudson in New York, Delano South Beach in Miami Beach, and Clift in San Francisco, which the Company leases under a long-term lease that is treated as a financing.

“System-Wide Comparable Hotels” includes all Morgans Hotel Group branded hotels operated by the Company, except for hotels added or under major renovation during the current or the prior year, development projects and discontinued operations. System-Wide Comparable Hotels for the quarters ended March 31, 2014 and 2013 exclude Sanderson and St Martins Lane in London, which both began major renovations in the first quarter of 2014, Ames, which the Company no longer manages effective July 17, 2013, Delano Marrakech, which the Company no longer manages effective November 12, 2013, and Hotel Las Palapas, which is not a Morgans Hotel Group branded hotel, and as of April 1, 2013, was no longer managed by the Company.

About Morgans Hotel Group

Morgans Hotel Group Co. (NASDAQ: MHGC) is widely credited as the creator of the first “boutique” hotel and a continuing leader of the hotel industry’s boutique sector. Morgans Hotel Group operates Delano in South Beach, Mondrian in Los Angeles, New York and South Beach, Hudson in New York, Morgans and Royalton in New York, Clift in San Francisco, Shore Club in South Beach and Sanderson and St Martins Lane in London. Morgans Hotel Group has ownership interests or owns several of these hotels. Morgans Hotel Group has other hotels in various stages of development to be operated under management or franchise agreements. These include Delano properties in Las Vegas, Nevada and Moscow, Russia; Mondrian properties in London, England, and Doha, Qatar; and a Morgans Original in Istanbul, Turkey. Morgans Hotel Group also owns a 90% controlling interest in The Light Group, a leading lifestyle food and beverage company. For more information please visit www.morganshotelgroup.com.

Forward-Looking and Cautionary Statements

This press release may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to, among other things, the operating performance of our investments and financing needs. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential, “ “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict, “ “continue” or other similar words or expressions. These forward-looking statements reflect our current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ materially from those expressed in any forward-looking statement. Forward-looking statements in this press release include, without limitation, statements regarding our expectations with respect to cost savings and development and expansion.

Important risks and factors that could cause our actual results to differ materially from those expressed in any forward-looking statements include, but are not limited to economic, business, competitive market and regulatory conditions such as: a sustained downturn in economic and market conditions, both in the U.S. and internationally, particularly as it impacts demand for travel, hotels, dining and entertainment; the Company’s levels of debt, its ability to refinance its current outstanding debt, repay outstanding debt or make payments on guaranties as they may become due, general volatility of the capital markets and the Company’s ability to access the capital markets and the ability of our joint ventures to do the foregoing; the impact of financial and other covenants in the Company’s loan agreements and other debt instruments that limit the Company’s ability to borrow and restrict its operations; the Company’s history of losses; the Company’s ability to compete in the “boutique” or “lifestyle” hotel segments of the hospitality industry and changes in the competitive environment in the Company’s industry and the markets where it invests; the Company’s ability to protect the value of its name, image and brands and its intellectual property; risks related to natural disasters, terrorist attacks, the threat of terrorist attacks and similar disasters; risks related to the Company’s international operations, such as global economic conditions, political or economic instability, compliance with foreign regulations and satisfaction of international business and workplace requirements; the Company’s ability to timely fund the renovations and capital improvements necessary to maintain its properties at the quality of the Morgans Hotel Group and associated brands; risks associated with the acquisition, development and integration of properties and businesses; the risks of conducting business through joint venture entities over which the Company may not have full control; the Company’s ability to perform under management agreements and to resolve any disputes with owners of properties that the Company manages but does not wholly own; potential terminations of management agreements; the impact of any material litigation, claims or disputes, including labor disputes; the seasonal nature of the hospitality business and other aspects of the hospitality industry that are beyond the Company’s; and other risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which was filed with the Securities and Exchange Commission (the “SEC”) on March 13, 2014, and other documents filed by the Company with the SEC from time to time. All forward-looking statements in this press release are made as of the date hereof, based upon information known to management as of the date hereof, and the Company assumes no obligations to update or revise any of its forward-looking statements even if experience or future changes show that indicated results or events will not be realized.

Income Statements

(In thousands, except per share amounts)

	Three Months
	Ended March 31,
	2014	2013
Revenues:
Rooms	$26,994	$25,899
Food & beverage	21,921	19,221
Other hotel	1,318	1,116

Total hotel revenues	50,233	46,236
Management and other fees	5,391	6,415

Total revenues	55,624	52,651
Operating Costs and Expenses:
Rooms	9,012	9,004
Food & beverage	15,540	13,987
Other departmental	772	822
Hotel selling, general and administrative	11,237	10,441
Property taxes, insurance and other	3,930	4,282

Total hotel operating expenses	40,491	38,536
Corporate expenses:
Stock based compensation	1,944	955
Other	5,938	6,395
Depreciation and amortization	8,402	6,641
Restructuring and disposal costs	7,243	896
Development costs	698	820

Total operating costs and expenses	64,716	54,243
Operating loss	(9,092)	(1,592)
Interest expense, net	15,998	11,289
Equity in (income) loss of unconsolidated joint ventures	(2)	159
Gain on asset sales	(2,005)	(2,005)
Other non-operating expense	696	298

Loss before income tax expense	(23,779)	(11,333)
Income tax expense	163	200

Net loss	(23,942)	(11,533)
Net (income) loss attributable to noncontrolling interest	(193)	116

Net loss attributable to Morgans Hotel Group Co.	$(24,135)	$(11,417)
Preferred stock dividends and accretion	(4,367)	(2,913)

Net loss attributable to common stockholders	$(28,502)	$(14,330)
Loss per share:
Basic and diluted attributable to common stockholders	$(0.85)	$(0.44)
Weighted average common shares outstanding - basic and diluted	33,651	32,348

Selected Hotel Operating Statistics	( In Actual Dollars)			( In Constant Dollars, if different)
	Three Months			Three Months
	Ended March 31,		%	Ended March 31,		%
	2014	2013	Change	2014	2013	Change
BY REGION
Northeast Comparable Hotels (1)
Occupancy	81.1%	80.3%	1.0%
ADR	$207.68	$212.00	-2.0%
RevPAR	$168.43	$170.24	-1.1%
West Coast Comparable Hotels (2)
Occupancy	83.9%	80.9%	3.7%
ADR	$268.96	$251.95	6.8%
RevPAR	$225.66	$203.83	10.7%
Miami Comparable Hotels (3)
Occupancy	85.2%	84.1%	1.3%
ADR	$433.53	$429.58	0.9%
RevPAR	$369.37	$361.28	2.2%
United States Comparable Hotels (4)
Occupancy	82.8%	81.4%	1.7%
ADR	$281.73	$279.70	0.7%
RevPAR	$233.27	$227.68	2.5%
International Comparable Hotels (5)
Occupancy
ADR
RevPAR
System-wide Comparable Hotels (6)
Occupancy	82.8%	81.4%	1.7%	82.8%	81.4%	1.7%
ADR	$281.73	$279.70	0.7%	$281.73	$279.70	0.7%
RevPAR	$233.27	$227.68	2.5%	$233.27	$227.68	2.5%

(1)	Northeast Comparable Hotels for the periods ended March 31, 2014 and 2013 consist of Hudson, Morgans, Royalton and Mondrian SoHo in New York. Ames in Boston is non-comparable during the periods presented as the hotel was no longer managed by the Company effective July 17, 2013.
(2)	West Coast Comparable Hotels for the periods ended March 31, 2014 and 2013 consist of Mondrian Los Angeles and Clift in San Francisco.
(3)	Miami Comparable Hotels for the periods ended March 31, 2014 and 2013 consist of Delano South Beach, Mondrian South Beach and Shore Club in Miami Beach, Florida.
(4)	United States Comparable Hotels for the periods ended March 31, 2014 and 2013 consist of Hudson, Morgans, Royalton, Mondrian SoHo, Mondrian Los Angeles, Clift, Delano South Beach, Mondrian South Beach and Shore Club. Ames is non-comparable during the periods presented as the hotel was no longer managed by the Company effective July 17, 2013.
(5)	The Company has no International Comparable Hotels for the periods ended March 31, 2014 and 2013. Sanderson and St Martins Lane in London are non-comparable, as they both began major renovations in the first quarter of 2014. Delano Marrakech is non-comparable for the periods presented as the hotel was no longer managed by the Company effective November 12, 2013. Additionally, Hotel Las Palapas in Mexico is non-comparable, as this hotel is not a Morgans Hotel Group branded hotel and as of April 1, 2013, was no longer managed by the Company.
(6)	System-Wide Comparable Hotels include all Morgans Hotel Group branded hotels operated by MHG, except for hotels added or under major renovation during the current or the prior year, development projects and discontinued operations. System-Wide Comparable Hotels for the periods ended March 31, 2014 and 2013 exclude Sanderson and St Martins Lane in London, which both began major renovations in the first quarter of 2014, Ames, which the Company no longer manages effective July 17, 2013, Delano Marrakech, which the Company no longer manages effective November 12, 2013, and Hotel Las Palapas, which is not a Morgans Hotel Group branded hotel, and as of April 1, 2013, was no longer managed by the Company.

Selected Hotel Operating Statistics	( In Actual Dollars)			( In Constant Dollars, if different)
	Three Months			Three Months
	Ended March 31,		%	Ended March 31,		%
	2014	2013	Change	2014	2013	Change
BY OWNERSHIP
Owned Comparable Hotels (1)
Occupancy	82.4%	78.5%	5.0%
ADR	$254.07	$256.07	-0.8%
RevPAR	$209.35	$201.01	4.1%
Joint Venture Comparable Hotels (2)
Occupancy	84.9%	89.4%	-5.0%
ADR	$306.60	$293.70	4.4%
RevPAR	$260.30	$262.57	-0.9%
Managed Comparable Hotels (3)
Occupancy	82.1%	81.9%	0.2%	82.1%	81.9%	0.2%
ADR	$315.19	$310.14	1.6%	$315.19	$310.14	1.6%
RevPAR	$258.77	$254.00	1.9%	$258.77	$254.00	1.9%
System-wide Comparable Hotels
Occupancy	82.8%	81.4%	1.7%	82.8%	81.4%	1.7%
ADR	$281.73	$279.70	0.7%	$281.73	$279.70	0.7%
RevPAR	$233.27	$227.68	2.5%	$233.27	$227.68	2.5%
Owned Hotels
Hudson
Occupancy	81.3%	78.0%	4.2%
ADR	$170.96	$178.03	-4.0%
RevPAR	$138.99	$138.86	0.1%
Delano South Beach
Occupancy	85.9%	78.1%	10.0%
ADR	$611.33	$644.13	-5.1%
RevPAR	$525.13	$503.07	4.4%
Clift
Occupancy	83.2%	79.7%	4.4%
ADR	$250.81	$235.60	6.5%
RevPAR	$208.67	$187.77	11.1%

(1)	Owned Comparable Hotels for the periods ended March 31, 2014 and 2013 consist of Hudson, Delano South Beach, and Clift in San Francisco.
(2)	Joint Venture Comparable Hotels for the periods ended March 31, 2014 and 2013 consist of Mondrian South Beach and Mondrian SoHo. Ames is non-comparable for the periods presented as effective April 26, 2013, the Company entered into an agreement with its joint venture partner pursuant to which, among other things, the Company assigned its equity interests in the joint venture to its joint venture partner. Prior to April 26, 2013, the Company owned Ames through an unconsolidated joint venture in which the Company held a minority interest ownership of approximately 31%. Effective July 17, 2013, the Company no longer manages this hotel. Shore Club is non-comparable for the periods presented as effective December 30, 2013, the Company no longer had a meaningful ownership interest in the hotel. Prior to December 30, 2013, the Company owned Shore Club through an unconsolidated joint venture in which the Company held a minority interest ownership of approximately 7%. The Company continues to manage Shore Club.
(3)	Managed Comparable Hotels for the periods ended March 31, 2014 and 2013 consist of Morgans, Royalton, Shore Club, and Mondrian Los Angeles. Managed hotels that are non-comparable for the periods presented are Sanderson and St Martins Lane in London, which both began major renovations in the first quarter of 2014, Delano Marrakech, which was no longer managed by the Company effective November 12, 2013, Hotel Las Palapas, which is not a Morgans Hotel Group branded hotel and as of April 1, 2013, was no longer managed by the Company, and Ames, which was no longer managed by the Company effective July 17, 2013.

Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA

The Company believes that earnings before interest, income taxes, depreciation and amortization (EBITDA) is a useful financial metric to assess its operating performance before the impact of investing and financing transactions and income taxes. It also facilitates comparison between the Company and its competitors. Given the significant investments that the Company and its joint ventures have made in the past in property and equipment, depreciation and amortization expense comprises a meaningful portion of our cost structure. The Company believes that EBITDA will provide investors with a useful tool for assessing the comparability between periods because it eliminates depreciation and amortization expense attributable to capital expenditures.

The Company’s management has historically used adjusted EBITDA (Adjusted EBITDA) when evaluating the operating performance for the entire Company as well as for individual properties or groups of properties because it believes the Company’s core business model is that of an owner and operator of hotels and food and beverage venues, and the inclusion or exclusion of certain items is necessary to provide the most accurate measure of on-going core operating results and to evaluate comparative results period over period. As such, Adjusted EBITDA excludes other non-operating expense (income) that does not relate to the on-going performance of our assets and excludes the operating performance of assets in which we do not have a direct or indirect fee simple ownership interest. The Company excludes the following items from EBITDA to arrive at Adjusted EBITDA:

•	Other non-operating expenses (income), such as costs associated with discontinued operations and previously owned hotels, both consolidated and unconsolidated, transaction costs related to business acquisitions, changes in the fair value of debt and equity instruments, miscellaneous litigation and settlement costs and other expenses that relate to the financing and investing activities of the Company;

•	Restructuring and disposal costs, which include expenses incurred related to the Company’s corporate restructuring initiatives, such as professional fees, litigation and settlement costs, executive terminations and severance costs related to such restructuring initiatives, and gains or losses on asset disposals as part of major renovation projects or restructuring;

•	Development costs, such as costs incurred related to development transaction costs, internal development payroll, costs and pre-opening expenses incurred related to new concepts at existing hotel and the development of new hotels, and the write-off of abandoned development projects previously capitalized;

•	Impairment loss on development projects and hotels and receivables from unconsolidated joint ventures. To the extent that economic conditions do not continue to improve, the Company may incur additional non-cash impairment charges related to assets under development, wholly-owned assets, or our investments in joint ventures. The Company believes these adjustments are necessary to provide the most accurate measure of core operating results as a means to evaluate comparative results;

•	EBITDA related to leased hotels to more accurately reflect the operating performance of assets in which the Company has a direct or indirect fee simple ownership interest;

•	EBITDA related to hotels and food and beverage entities reported as discontinued operations to more accurately reflect the operating performance of assets in which the Company expects to have an ongoing direct or indirect ownership interest;

•	Stock-based compensation expense, as this is not necessarily an indication of the operating performance of the Company’s assets; and

•	Gains recognized on asset sales, as the Company believes that including them in Adjusted EBITDA is not consistent with reflecting the ongoing performance of its assets. In addition, the Company believes material gains or losses from the net book value of disposed assets is not particularly meaningful given that the depreciated asset value on which the gains are calculated often does not reflect market value of the assets.

The Company also makes an adjustment to EBITDA for hotels in which its percentage ownership interest has changed to facilitate period-over-period comparisons and to more accurately reflect the operating performance of assets based on its actual ownership. In this respect, the Company’s method of calculating Adjusted EBITDA may change from prior quarters, and calculations of Adjusted EBITDA could continue to vary from quarter to quarter to reflect changing ownership interests.

The Company believes Adjusted EBITDA provides management and its investors with a more accurate financial metric by which to evaluate our performance as it eliminates the impact of costs incurred related to investing and financing transactions. Internally, the Company’s management utilizes Adjusted EBITDA to measure the performance of its core on-going operations and is used extensively during its annual budgeting process. Management also uses Adjusted EBITDA as a measure in determining the value of acquisitions, expansion opportunities, and dispositions and borrowing capacity. Adjusted EBITDA is a key metric which management evaluates prior to execution of any strategic investing or financing opportunity.

The Company has historically reported Adjusted EBITDA to its investors and believes that this continued inclusion of Adjusted EBITDA provides consistency in its financial reporting and enables investors to perform more meaningful comparisons of past, present and future operating results and to evaluate the results of its core on-going operations.

The use of EBITDA and Adjusted EBITDA has certain limitations. The Company’s presentation of EBITDA and Adjusted EBITDA may be different from the presentation used by other companies and therefore comparability may be limited. Depreciation expense for various long-term assets, interest expense, income taxes and other items have been and will be incurred and are not reflected in the presentation of EBITDA or Adjusted EBITDA. Each of these items should also be considered in the overall evaluation of the Company’s results. Additionally, EBITDA and Adjusted EBITDA do not reflect capital expenditures and other investing activities and should not be considered as a measure of the Company’s liquidity. The Company compensates for these limitations by providing the relevant disclosure of its depreciation, interest and income tax expense, capital expenditures and other items in its reconciliations to its financial measures under accounting principles generally accepted in the United States, or U.S. GAAP, and/or in its consolidated financial statements, all of which should be considered when evaluating its performance. The term EBITDA is not defined under U.S. GAAP and EBITDA is not a measure of net income, operating income, operating performance or liquidity presented in accordance with U.S. GAAP. In addition, EBITDA is impacted by reorganization of businesses and other restructuring-related charges. When assessing the Company’s operating performance, you should not consider this data in isolation, or as a substitute for the Company’s net income, operating income or any other operating performance measure that is calculated in accordance with U.S. GAAP.

A reconciliation of net loss, the most directly comparable U.S. GAAP measure, to EBITDA and Adjusted EBITDA for each of the respective periods indicated is as follows:

EBITDA Reconciliation

(In thousands)

	Three Months
	Ended March 31,
	2014	2013
Net loss attributable to Morgans Hotel Group Co.	$(24,135)	$(11,417)
Interest expense, net	15,998	11,289
Income tax expense	163	200
Depreciation and amortization expense	8,402	6,641
Proportionate share of interest expense from unconsolidated joint ventures	1,145	1,498
Proportionate share of depreciation expense from unconsolidated joint ventures	391	708
Net loss attributable to noncontrolling interest	(53)	(347)
Proportionate share of loss from unconsolidated joint ventures not recorded due to negative investment balances	(1,459)	(1,198)

EBITDA	452	7,374
Add: Other non operating expenses	696	298
Add: Other non operating expense from unconsolidated joint ventures	616	248
Add: Restructuring and disposal costs	7,243	896
Add: Development costs	698	820
Less: EBITDA from Clift, a leased hotel	(1,445)	(1,134)
Add: Stock based compensation expense	1,944	955
Less: Gain on asset sales	(2,005)	(2,005)

Adjusted EBITDA	$8,199	$7,452

Hotel EBITDA Analysis (1)

(In thousands, except percentages)

	Three Months
	Ended March 31,		%
	2014	2013	Change
Hudson	$(858)	$(780)	10%
Delano South Beach	7,950	7,109	12%
Clift	1,445	1,134	27%
Mondrian South Beach - Joint Venture	474	679	-30%
Mondrian SoHo - Joint Venture	220	257	-14%

Owned and Joint Venture Comparable Hotels (2)	9,231	8,399	10%
Shore Club (3)	—	257	-100%
St Martins Lane food and beverage (4)	—	108	-100%
Sanderson food and beverage (4)	—	10	-100%
Las Vegas restaurant leases (5)	1,264	120	953%
Ames (6)	—	(95)	-100%

Other Hotel and F&B EBITDA	1,264	400	-216%
Total Hotel and F&B EBITDA	$10,495	$8,799	19%

(1)	For joint venture hotels, represents MHG’s share of the respective hotels’ EBITDA, after management fees.
(2)	Reflects System-Wide Comparable Hotels that are owned or partially owned by MHG.
(3)	Effective December 30, 2013, the Company no longer had a meaningful ownership interest in Shore Club. Prior to December 30, 2013, the Company owned Shore Club through an unconsolidated joint venture in which the Company held a minority interest ownership of approximately 7%. The Company continues to manage Shore Club.
(4)	The Company owned 100% of the food and beverage joint venture entity which leased and operated all food and beverage venues located at Sanderson and St Martins Lane. MHG continued to own and operate the food and beverage venues at the hotels under a lease agreement with the hotel owner. The Company has a verbal agreement, effective January 1, 2014, to transfer all the food and beverage venues at St Martins Lane to the hotel owner. The Company will continue to manage the transferred food and beverage venues. The Company continues to lease and operate certain food and beverage venues at Sanderson. Amounts presented represent the respective hotels’ food and beverage EBITDA, after management fees.
(5)	Reflects EBITDA from the leasehold interests in three food and beverage venues at Mandalay Bay in Las Vegas which the Company acquired in August 2012. The three venues were re-concepted and renovated and opened in December 2012, January 2013 and July 2013, respectively.
(6)	On April 26, 2013, the Company entered into an agreement with its joint venture partner pursuant to which, among other things, the Company assigned its equity interests in the joint venture to its joint venture partner. Prior to April 26, 2013, the Company owned Ames through an unconsolidated joint venture in which the Company held a minority interest ownership of approximately 31%. Effective July 17, 2013, the Company no longer manages this hotel.

Owned Hotel Room Revenue Analysis

(In thousands, except percentages)

	Three Months
	Ended March 31,		%
	2014	2013	Change
Hudson	$10,836	$10,827	0%
Delano South Beach	9,168	8,783	4%
Clift	6,990	6,289	11%

Total Owned Hotels	$26,994	$25,899	4%

Owned Hotel Revenue Analysis
(In thousands, except percentages)
	Three Months Ended March 31,		%
	2014	2013	Change

Hudson	$14,561	$12,954	12%
Delano South Beach	16,612	16,089	3%
Clift	10,333	9,803	5%

Total Owned Hotels	$41,506	$38,846	7%

Balance Sheets

(In thousands)

	March 31, 2014	December 31, 2013
ASSETS:
Property and equipment, net	$288,289	$292,629
Goodwill	66,572	66,572
Investments in and advances to unconsolidated joint ventures	10,492	10,492
Cash and cash equivalents	129,075	10,025
Restricted cash	25,938	22,144
Accounts receivable, net	19,182	18,384
Related party receivables	3,504	3,694
Prepaid expenses and other assets	8,074	10,409
Deferred tax asset, net	78,829	78,758
Investment in TLG management contracts, net	22,260	23,702
Other, net	42,953	34,398

Total assets	$695,168	$571,207

LIABILITIES and STOCKHOLDERS’ DEFICIT:
Debt and capital lease obligations, net	$707,463	$560,751
Accounts payable and accrued liabilities	44,474	41,627
Deferred gain on asset sales	131,414	133,419
Other liabilities	13,866	13,891

Total liabilities	897,217	749,688
Redeemable noncontrolling interest	5,157	4,953
Commitments and contingencies
Total Morgans Hotel Group Co. stockholders’ deficit	(207,643)	(183,924)
Noncontrolling interest	437	490

Total stockholders’ deficit	(207,206)	(183,434)

Total liabilities, redeemable noncontrolling interest and stockholders’ deficit	$695,168	$571,207